Exhibit 99.01

12 May 2023

Yanfei Tang, President & CEO

ZZLL Information Technology, Inc.

Unit 1504, 15F, Carnival Commercial Building

18 Java Road, North Point

Hong Kong

RE: Resignation as Director from ZZLL Information Technology, Inc.; Syndicore Asia Limited, Z-Line International E-Commerce Company Limited.

Dear Ms. Tang and the Board of Directors:

Effective immediately, I am tendering my resignation as a director and/or any other related capacities (including banking authority) from ZZLL Information Technology, Inc., Syndicore Asia Limited and Z-Line International E-Commerce Company Limited.

My resignation is based on the inability of the Company and its related subsidiaries to satisfy its financial, legal, reporting, and continuous disclosure obligations.

I also claim outstanding fees and expenses owing in the amount of USD$41,384.18.

This letter will serve as my official letter of resignation.  Please arrange to have the necessary corporate documents for my resignations filed with the relevant corporate secretary, registrar and government authorities.

Sincerely,

/s/

Sean Leigh Webster